UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 1, 2005

HOME SOLUTIONS OF AMERICA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-22388	99-0273889
(Commission File Number)	(IRS Employer Identification No.)

5565 Red Bird Center Drive, Suite 150, Dallas, Texas	75237
(Address of Principal Executive Offices)	(Zip Code)

(214) 623-8446
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.   Unregistered Sales of Equity Securities.

During the period from April 1, 2005, through August 4, 2005 (any issuances previously disclosed by the Company on Form 8-K are not repeated herein), the Company issued the following shares of its common stock, $.001 par value per share ("Common Stock") and other equity securities without registration under the Securities Act of 1933, as amended (the "Securities Act") (dollars and shares are in thousands):

1.         the Company, at its option, issued 27 shares of Common Stock in lieu of cash payment for $40 in accrued dividends to the one holder of Series B Preferred Stock;

2.         the Company issued 550 shares of Common Stock for $742 in connection with the conversion of debt held by Laurus Master Fund;

3.         the Company issued 18 shares of Common Stock to the holder of a warrant who exercised such warrant at an exercise price of $1.25 per share;

4.         the Company issued 3 shares of Common Stock to the holder of a warrant who exercised such warrant at an exercise price of $.01 per share;

5.         the Company issued 28 shares of Common Stock to the holder of two warrants who exercised such warrants at exercise prices of $.01 and $1.25 per share, respectively;

6.         the Company issued a warrant to acquire 93 shares of Common Stock an exercise price of $.01 per share to a lender that participated in the Company's $7,000 mezzanine financing;

7.         the Company issued 400 and 240 shares of Common Stock, respectively, upon two holders' conversions of 20 and 12 shares of the Company's Series A Preferred Stock, at a conversion price of $1.25 per share; and

8.         the Company issued 531 and 333 shares of Common Stock, respectively, upon two warrant holders' exercises of warrants issued in the $7,000 mezzanine financing, which warrants were exercised at $.01 per share.

The above issuances were unregistered, as the Company was relying on the exemptions from registration contained in Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, on the basis that such transactions did not involve public offerings of securities.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Solutions of America, Inc.
(Registrant)

By:   /s/ Rick J. O'Brien
              Rick J. O'Brien
              Chief Financial Officer

Dated:  August 5, 2005

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